3Q 2021 Preliminary Results Exhibit 99.2 Ally Financial Inc. 3Q 2021 Earnings Review October 21, 2021 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

3Q 2021 Preliminary Results Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about future effects of COVID- 19 and our ability to navigate them, the outlook for financial and operating metrics and performance, and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. The term “partnerships” means business arrangements rather than partnerships as defined by law. 2

3Q 2021 Preliminary Results

GAAP and Core Results: Quarterly

($ millions except per share data)	3Q 21	2Q 21	1Q 21	4Q 20	3Q 20
GAAP net income attributable to common shareholders (NIAC)	$ 683	$ 900	$ 796	$ 687	$ 476
Core net income attributable to common shareholders (1)(2)	$ 782	$ 868	$ 790	$ 606	$ 473
GAAP earnings per common share (EPS) *(basic or diluted as applicable, NIAC)*	$ 1.89	$ 2.41	$ 2.11	$ 1.82	$ 1.26
Adjusted EPS (1)(3)	$ 2.16	$ 2.33	$ 2.09	$ 1.60	$ 1.25
Return on GAAP common shareholders' equity	18.1%	24.1%	21.7%	19.1%	13.6%
Core ROTCE (1)(4)	24.2%	26.7%	24.1%	18.7%	15.2%
GAAP common shareholders' equity per share	$ 42.81	$ 41.93	$ 39.34	$ 39.24	$ 37.78
Adjusted tangible book value per share (Adjusted TBVPS) (1)(5)	$ 39.72	$ 38.83	$ 36.16	$ 36.05	$ 34.56
Efficiency ratio	50.5%	51.6%	48.7%	51.6%	53.7%
Adjusted efficiency ratio (1)(6)	41.7%	44.5%	44.4%	49.8%	47.3%
GAAP total net revenue	$ 1,985	$ 2,085	$ 1,937	$ 1,981	$ 1,684
Adjusted total net revenue (1)(7)	$ 2,110	$ 2,145	$ 1,930	$ 1,879	$ 1,680
Pre-provision net revenue (8)	$ 983	$ 1,010	$ 994	$ 958	$ 779
Core pre-provision net revenue (1)(8)	$ 1,108	$ 1,070	$ 987	$ 856	$ 775
Effective tax rate	21.5%	13.7%	21.0%	19.7%	24.8%

(1) The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted earnings per share (Adjusted EPS), Core pre-tax income (loss), Core pre-provision net revenue (Core PPNR), Core net income (loss) attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

(2) Core net income attributable to common shareholders is a non-GAAP financial measure. See page 30 for definition and 34 for calculation methodology.

(3) Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure. See page 34 for definition and calculation methodology.

(4) Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure. See page 36 for definition and calculation methodology.

(5) Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure. See page 35 for definition and calculation methodology.

(6) Adjusted efficiency ratio is a non-GAAP financial measure. See page 38 for definition and calculation methodology.

(7) Adjusted total net revenue is a non-GAAP financial measure. See page 40 for calculation methodology.

(8) Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR) are non-GAAP financial measures. See page 40 for calculation methodology.

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3Q 2021 Preliminary Results Ally’s Culture and Priorities customers do it right Relentless focus on our dealers, culture & values consumers & commercial clients employees Ongoing prioritization of our teammates and their well-being Driving long-term, enhanced value for ALL stakeholders communities Driving meaningful and lasting change through our actions and the Ally Charitable Foundation 4

3Q 2021 Preliminary Results

3Q 2021 Highlights

Focused Execution		Delivering Results	
$2.16 Adjusted EPS(1)	24.2% Core ROTCE(1)	$2.11B Adjusted Total Net Revenue(1)	11.2% CET1 Capital Ratio

- Ally acquiring Fair Square Financial for $750 million (all-cash)
- Scalable, customer-centric, digital-first credit card platform

Remain on track with FY 2021 buyback authorization of $2.0B

Announced 4Q 2021 dividend of $0.25 per share

Auto & Insurance: Leading, adaptable partner, driving attractive risk-adjusted returns



- 12th straight year of dealer network growth | Consumer volume of $12.3B, highest 3Q in 15 years from record 3.3M apps
- 7.10% estimated retail auto originated yield(2) and 27bps retail auto net charge-offs, reflecting solid credit performance
- Insurance written premiums of $295 million, durable investment income sourced from $6.4B portfolio

Ally Bank: Leading, growing, digital-bank focused on deepening customer relationships



- 50 consecutive quarters of customer growth | $131.6B retail deposit balances, ↑9% YoY from existing and new customers
- Ally Home®: $3.6B originations, ↑176% YoY, strong revenue-per-loan trends
- Ally Invest: $16.3B net customer assets, ↑42% YoY, 503k active self-directed and managed accounts
- Ally Lending: $362 million point-of-sale originations, ↑110% YoY, 2.8k merchants, ↑23% YoY
- Corporate Finance: $6.6B loan portfolio, ↑12% YoY, strong syndication and origination volume trends

(1) Represents a non-GAAP financial measure. See pages 34, 36, and 40 for calculation methodology and details.

(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 31 for details.

Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest.

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3Q 2021 Preliminary Results

Quarterly Core Metric Trends

Adjusted Earnings Per Share & Core ROTCE


Adj. EPS (1)
Core ROTCE (2)
$0.91 $0.92 $0.80 $0.97 $1.01 $0.95 ($0.44) $0.61 $1.25 $1.60 $2.09 $2.33 $2.16
13.7% 13.4% 10.9% 12.4% 12.3% 11.2% (5.4%) 7.6% 15.2% 18.7% 24.1% 26.7% 24.2%
3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21

(1), (2) Represents a non-GAAP financial measure. See page 34 and 36 for calculation methodology and details.

Adjusted Total Net Revenue & Core PPNR


($ billions)
Adj. Total Net Revenue (3)
Core Pre-Provision Net Revenue (Core PPNR) (3)
$1.52 $1.56 $1.54 $1.56 $1.62 $1.62 $1.61 $1.53 $1.68 $1.88 $1.93 $2.14 $2.11
$0.71 $0.75 $0.71 $0.68 $0.78 $0.74 $0.69 $0.59 $0.77 $0.86 $0.99 $1.07 $1.11
3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21

(3) Represents a non-GAAP financial measure. See page 40 for calculation methodology and details.

Total Deposits


($ billions)
$101 $106 $113 $116 $119 $121 $122 $131 $135 $137 $140 $139 $139
$17 $17 $18 $18 $18 $17 $16 $15 $14 $13 $11 $10 $8
$85 $89 $95 $99 $101 $104 $106 $116 $121 $124 $128 $129 $132
3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21
Retail Deposits
Brokered / Other

Note: Other includes sweep deposits, mortgage escrow & other deposits. May not foot due to rounding.

Adjusted Tangible Book Value per Share[4]


$28.6 $29.9 $31.4 $33.6 $34.7 $35.1 $32.8 $33.7 $34.6 $36.1 $36.2 $38.8 $39.7
CECL Day 1 Impact: $2.7/share
3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21

(4) Represents a non-GAAP financial measure. See page 35 for calculation methodology and details.

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3Q 2021 Preliminary Results

Strategically and Financially Attractive Acquisition

- **Ally's acquisition of Fair Square advances our evolution as the leading digital consumer bank**
- **Enhances frictionless, innovative product offerings available to our growing customer base**


Consumer Auto Loans & Leases
Checking & Savings
Investing & Wealth
(Launched 2016)
Mortgage
(Launched 2016)
Credit Card
(@ closing)
PoS: Health, Home & Retail
(Launched 2019)
Corporate Finance
Servicing & Customer Solutions
Insurance: Auto Consumer & Dealer
Commercial Auto Lending
9M→10M
Customers
ally
FAIRSQUARE
FINANCIAL
Powerful ally branded offerings
Synergistic
Enhances relationship deepening & diversification
Leverages Ally's brand, funding & customer platform
Expands growth opportunities (~$1T credit card market)
Aligned
Customer-centric culture
Digital-first approach
Tech-forward, data driven
Disciplined risk philosophy
Deep credit expertise
Experienced leadership
Accretive
Scalable, nimble platform
Organic asset & customer acquisition engine
Enhances strong earnings & risk-adjusted return profile

- **Highly aligned customer-centric and digital-first approach in core banking product**
- **Accretive to Ally's attractive and structurally enhanced long-term return profile**

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3Q 2021 Preliminary Results

FAIRSQUARE FINANCIAL Scalable, Digital-first Credit Card Provider

2016	80	658k	$763M	74%	5%
FairSquare Founded	Current Employees	Active Cardholders	Loan Balances	Loan Balance CAGR Since 2017	Run-rate Return on Assets

Customer-Centric
- >90% Satisfaction
- 55+ NPS
- 24/7 Customer Service

Robust Growth
- Customers: ↑66% 4-yr CAGR
- Revenues: ↑109% 4-yr CAGR
- Ongoing growth in '20-'21

Digital-DNA
- 100% Digital Applications
- 90% Digital Engagement
- 4.7 / 5.0 App Rating

Data-Driven
- Proprietary, analytics based underwriting
- Disciplined, informed risk based decisioning

Scalable, Tech-Forward
- Cutting-edge, cloud platform
- High-efficiency via digital engagement

Consumer-oriented Products Outpacing Industry Trends



Customers
Loan Balances ($millions)
99K
$95
291K
$300
461K
$552
451K
$573
658K
$763
2017
2018
2019
2020
2021 YTD

Mid-Teens	6-8%	657	$2.3k
Risk-Adjusted Margin(1)	Normalized NCO's	Avg. FICO	Avg. Credit Line

Transaction Highlights

Detail	Purchase Price	**$750 million** *(all-cash)*
	Anticipated Closing	By the end of **1Q'22**
	IRR	**25%+**
	~50-55bps CET1 consumed @ closing | **$2B** buyback program **unchanged**	
Outlook	Earnings & EPS	**Accretive** to FY 2023
	Core ROTCE	**100-125bps** Accretive *(2022-2023)* **>150bps** Accretive *(Medium Term)*
	Opportunities across broadened customer base **not included** in model	

Growing digital first, customer-centric company | Attractive risk-adjusted return profile

Note: Company, operational and financial information provided by Fair Square Financial and is unaudited. Headcount data as of August 31, 2021. Active cardholders, customers and loan balances as of September 30, 2021. 'Run-rate Return on Assets' & 'Core ROTCE' (for definition see page 36) represent non-GAAP measures, reflect tax-effected results, excluding deal-specific impacts including goodwill & intangibles amortization expense, integration & advisory fees.

(1) Risk adjusted margin is a non-GAAP measure defined as net interest income plus non-interest income less provision expense.

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3Q 2021 Preliminary Results 3Q 2021 Financial Results Inc / (Dec) v. $ millions; except per share data 3Q 21 2Q 21 3Q 20 2Q 21 3Q 20 (1) Net financing revenue (ex. Core OID) $ 1,603 $ 1,556 $ 1,209 $ 47 $ 394 (1) (9) (9) (9) 0 (0) Core OID Net financing revenue $ 1,594 $ 1,547 $ 1,200 $ 47 $ 394 (1) 507 588 471 (81) 37 Adjusted other revenue Incl. $52M charge (2) Repositioning & change in fair value of equity securities on TRUP’s debt (1 16) (5 0) 13 (66) (130) extinguishment Other revenue 391 538 484 (147) (93) Provision for credit losses 76 (32) 147 108 (71) Noninterest expense 1,002 1,075 905 (73) 97 Pre-tax income $ 907 $ 1,042 $ 632 $ (135) $ 275 Income tax expense 195 143 156 52 39 Net income from discontinued operations - 1 - (1) - Net income $ 712 $ 900 $ 476 $ (188) $ 236 Preferred stock dividends 29 - - 29 29 Net income attributable to common stockholders $ 683 $ 900 $ 476 $ (217) $ 207 GAAP EPS (diluted) $ 1.89 $ 2 .41 $ 1 .26 $ (0.53) $ 0.62 Core OID, net of tax 0 .02 0.02 0 .02 0 .00 0.00 Change in fair value of equity securities, net of tax 0.14 (0.04) (0.03) 0.18 0 .17 (3) Repositioning, discontinued ops., and other, net of tax 0.11 0 .14 - (0 .03) 0 .11 (4) - (0 .21) - 0.21 - Significant discrete tax items (5) $ 2 .16 $ 2 .33 $ 1.25 $ (0.17) $ 0.91 Adjusted EPS (1) Represents a non-GAAP financial measure. For calculation methodology see page 40. (2) See page 39 for details and calculation methodology. (3) Represents a non-GAAP financial measure. For calculation methodology see pages 34 and 39. (4) 2Q’21 effective tax rate included a $78 million release of valuation allowance on foreign tax credit carryforwards. (5) Represents a non-GAAP financial measure. For calculation methodology see page 34. 9

3Q 2021 Preliminary Results Balance Sheet and Net Interest Margin 3Q 21 2Q 21 3Q 20 ($ millions) Average Average Balance Average Balance Balance Yield Yield Yield Retail Auto Loan $ 76,557 6.62% $ 7 4,662 6.70% $ 72,999 6.56% Retail Auto Loan (ex. hedge impact) 6.84% 6.92% 6.83% Auto Lease (net of depreciation) 10,919 9.21% 10,355 11.67% 9,317 7.89% Commercial Auto 13,887 3.54% 16,332 3.60% 21,265 3.30% Corporate Finance 6,735 5.12% 6,383 5.37% 6,188 5.40% (1) 15,125 2.83% 13,179 2.80% 17,096 3.00% Mortgage (2) 728 13.86% 537 14.44% 285 17.77% Consumer Other - Ally Lending Cash and Cash Equivalents 13,055 0.14% 16,564 0.10% 20,719 0.11% Investment Securities & Other 35,532 1.76% 36,784 1.63% 32,244 2.14% Earning Assets $ 172,538 4.68% $ 1 74,796 4.69% $ 180,113 4.35% (3) Deposits $ 139,244 0.70% $ 139,382 0.77% $ 132,964 1.35% (4)(6) 9 ,787 5.19% 11,737 5.33% 12,315 5.74% Unsecured Debt Secured Debt 1,675 4.29% 2,618 4.44% 6,154 2.94% (5) 4 ,929 3.42% 5,044 2.81% 14,427 2.36% Other Borrowings (3) Funding Sources $ 155,635 1.11% $ 158,781 1.23% $ 165,860 1.82% (3) NIM (ex. Core OID) 3.68% 3.57% 2.67% NIM (as reported) 3.66% 3.55% 2.65% (1) Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate and Other segment. (2) Unsecured lending from point-of-sale financing. (3) Includes retail, brokered, and other deposits (inclusive of sweep deposits, mortgage escrow and other deposits). (4) Represents a non-GAAP financial measure. Excludes Core OID and Core OID balance. See page 40 calculation methodology. (5) Includes FHLB borrowings, Repurchase Agreements, Demand Notes (Ally’s program was terminated & all outstanding demand notes redeemed. $2.1B were outstanding as of 12/31/2020), and Other. (6) Includes remaining trust preferred securities. 10

3Q 2021 Preliminary Results

Capital Ratios and Shareholder Distributions

- **3Q 2021 CET1 ratio of 11.2%**
- **Remain on track with 2021 full-year $2B share repurchase program**
  - Ally has repurchased[1] $1.4B of common shares year-to-date
- **Ally's Board of Directors approved 4Q 2021 common dividend of $0.25 per share**
- **Following Moody's senior upgrade in the quarter, Ally now rated investment grade by all major rating agencies**
- **Announced redemption of remaining legacy TRUPs in 3Q**
- **Deploying ~25% of excess capital above internal target to fund strategic acquisition of Fair Square**

Capital Ratios and Risk-Weighted Assets

($ billions)


14.1%
12.1%
10.4%
$138
3Q 20
14.1%
12.4%
10.6%
$140
4Q 20
14.6%
12.8%
11.1%
$139
1Q 21
14.8%
13.1%
11.3%
$139
2Q 21
14.6%
12.8%
11.2%
$140
3Q 21
Risk-Weighted Assets ($B)
Total Capital Ratio
Tier 1 Ratio
CET1 Ratio

Note: For more details on the final rules to address the impact of CECL on regulatory capital by allowing BHC's and banks, including Ally, to delay and subsequently phase-in its impact, see page 31 for details.

Capital Deployment Actions

Outstanding Shares *(# millions)*


484 475 467 462 452 444 437 433 426 417 405 400 393 384 374 373 374 374 375 372 363 350
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2016
2017
2018
2019
2020
2021

Dividend Per Share


8¢ 8¢ 8¢ 8¢ 12¢ 12¢ 13¢ 13¢ 15¢ 15¢ 17¢ 17¢ 17¢ 17¢ 19¢ 19¢ 19¢ 19¢ 19¢ 19¢ 25¢
2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2016
2017
2018
2019
2020
2021

(1) Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. Excludes commissions.

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3Q 2021 Preliminary Results Asset Quality: Key Metrics Consolidated Net Charge-Offs (NCOs) Net Charge-Off Activity ($ millions) Variance Allowance as % of Annualized NCOs Annualized NCO Rate Net Charge-Offs 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 1550% 0.98% 1500% 1450% 0.91% 1400% 0.88% 1350% Retail Auto $ 117 $ 186 $ 97 $ (5) $ 51 0.84% 1300% 0.83% 1,448% 1250% 0.78% 1200% 1150% 1100% 0.67% 0.68% Commercial Auto 4 7 - - - 1050% 1000% 950% 0.58% 0.58% 900% 850% 800% 0.48% Mortgage Finance 1 2 1 1 - 750% 700% 0.41% 0.41% 650% 0.38% 600% 550% 500% Corporate Finance - (1) 14 (4) - 691% 0.28% 450% 400% 667% 471% 350% 414% 0.19% 0.18% 300% 250% Ally Lending 2 4 8 4 5 200% 0.08% 150% 305% 100% 50% 119% 109% 0% -0.02% (1) Corp/Other (2) - (2) (2) (2) (0.02%) 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Total $ 122 $ 198 $ 118 $ (6) $ 54 Ratios exclude loans measured at fair value and loans held-for-sale. (1) Corp/Other includes legacy Mortgage HFI portfolio. Retail Auto Delinquencies Retail Auto Net Charge-Offs (60+ DPD) 1.00% $495 $475 1.49% 1.44% $455 $435 1.38% $415 $395 0.75% $375 $355 0.66% 0.66% $335 $315 1.01% 0.58% $295 $275 0.50% $255 0.47% 0.47% $235 $271 0.76% $215 $262 $540 $253 0.38% $195 $480 $478 0.64% $175 0.32% 0.32% $428 0.53% $155 $186 $135 $350 $341 $115 $298 $95 $137 $75 0.27% $241 $117 $233 $55 $97 $35 $51 $15 0.00% -$5 -$25 (0.03%) -$45 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 -$65 -$85 ($5) -$105 -$125 Delinquent Contracts ($M) Delinquency Rate 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 30+ DPD ($M and %) Net Charge-Offs ($M) Annualized NCO Rate 3.32% 3.61% 3.19% 2.20% 2.25% 2.49% 1.43% 1.60% 1.83% $2,428 $2,616 $2,322 $1,599 $1,658 $1,834 $1,059 $ 1,218 $ 1,427 Note: Includes accruing contracts only. Days-past-due (“DPD”) Note: See page 31 for definition. 12

3Q 2021 Preliminary Results Asset Quality: Coverage and Reserves Consolidated Coverage Ratio Retail Auto Coverage Ratio ($ billions) ($ billions) Reserve - $ Reserve - % Reserve - $ Reserve - % 4.09% 4.06% 2.87% 2.85% 2.78% 2.79% 2.79% 3.95% 2.75% 3.91% 2.54% 3.80% 3.70% 3.62% 2.03% 3.34% 0.99% $3.0 $3.0 $2.9 $2.8 $2.8 $2.8 $2.8 $3.4 $3.4 $3.3 $3.2 1.49% $2.4 $3.2 $3.1 $3.1 $2.6 $1.1 $1.3 4Q 19 CECL 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 19 CECL 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Day 1 Day 1 Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Coverage rate calculations exclude fair value adjustment for loans in hedge accounting relationships. Consolidated QoQ Reserve Walk ($ millions) All Other Incl. Net Charge-off ∆ in Portfolio 1 2 3 3Q’21 2Q’21 Macroeconomic Activity Size Reserve Reserve ($54) 3Q’21 NCOs $96 ($74) ↑ Retail Auto, Primarily Favorable $3,126 $3,148 $54 Replenished ↑ Ally Lending, ↑ Mortgage Macroeconomic Trends 13

3Q 2021 Preliminary Results

Ally Bank: Deposit & Customer Trends

- **Retail Deposits of $131.6 billion, up 9% YoY**
  - Total deposits of $139.4 billion, up 3% YoY, representing 90% of Ally's overall funding
  - Brokered / other deposits of $7.9 billion, reduced 44% YoY
- **2.45 million retail deposit customers, up 11% YoY**
  - Customer retention of 96% remained solid
  - Expanded customer base by 54 thousand in 3Q'21, our 50th consecutive quarter of growth
  - Customer engagement and multi-product usage remains robust; surpassed 500 thousand active 'Smart Savings Tool' users
  - 71% of new customers in 3Q from millennial or younger generation

Total Deposits: Retail & Brokered Balances


($ billions, EoP)
Retail
Brokered / Other
Customer Retention Rate
Avg. Retail Portfolio Interest Rate
$135
$14.1
96%
$120.8
1.26%
3Q 20
$137
$12.7
96%
$124.4
0.97%
4Q 20
$140
$11.2
96%
$128.4
0.81%
1Q 21
$139
$9.9
96%
$129.2
0.69%
2Q 21
$139
$7.9
96%
$131.6
0.64%
3Q 21

Note: Brokered / Other includes sweep deposits, mortgage escrow and other deposits. See page 31 for Customer Retention Rate definition. Numbers may not foot due to rounding.

Retail Deposit Customer Quarterly Growth


(thousands)
1,105
43
41
28
56
49
52
41
59
41
57
72
120
100
72
30
71
94
78
39
83
60
54
2,448
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2016
2017
2018
2019
2020
'21

Multi-Product Relationship Customers


2%
4%
5%
7%
9%
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q
2016
2017
2018
2019
2020
'21

Note: Multi-relationship customers represent Deposit Customers with an Ally Invest or Ally Home relationship.

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3Q 2021 Preliminary Results

Ally Bank: Leading, Growing, All-Digital Disruptor

#1	50	$132B	12+	Kiplinger
Largest All-Digital, Direct U.S. Bank(1)	Consecutive Quarters of Customer Growth	Retail Deposit Balances	Consecutive Years of Retail Deposit Growth	Best Internet Bank (2017-2021)

Ally Bank Customers

Deposit Customers: Serving as the 'gateway' to digital-first consumer products



19% CAGR
2.45M
324K
2010
2016
3Q'21

Ally Invest

Depositors drove 71% of self-directed and managed account growth in 3Q'21



16% CAGR
503K
230K
Acquired: 2Q'16
3Q'18
2Q'20
3Q'21

Ally Home

Depositors drove 30% of Home originations in 3Q'21



~12x FY'17
$3.6B
$0.3B
Launched: 1Q'17
3Q'18
3Q'20
3Q'21

Ally Lending

Point-of-Sale Volume: Healthcare (4Q'19), Home improvement (3Q'20), Retail (2Q'21)



111% CAGR
$362M
$82M
Acquired: 4Q'19
3Q'20
3Q'21

Sustained momentum demonstrates Ally's brand value and strength

See page 32 for footnotes.

Note: Ally Bank, Member FDIC and Equal Housing Lender, offers mortgage lending, point-of-sale personal lending, and a variety of deposit and other banking products, including savings, money-market, and checking accounts, CDs, and IRAs. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest.

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3Q 2021 Preliminary Results

Auto Finance

- **Auto pre-tax income of $825 million in 3Q 2021, reflecting industry leading capabilities and well-positioned platform**
  - Net financing revenue reflects strong retail auto trends and elevated off-lease vehicle gains, offsetting lower floorplan balances
  - Continued strong credit performance resulting in historically low net losses
  - Earning assets of $101.2 billion, down $3.6 billion YoY and down $522 million QoQ, due to lower industry inventory levels
- **Used vehicle values continue to reflect strong consumer demand and low vehicle supplies**
  - $86 million of remarketing gains despite elevated lessee and dealer buyout activity
- **Ally delivering comprehensive products and innovative solutions for our dealers and customers**
  - Dealer relationships[2] surpassed 20k with a continued focus on deepening engagement
  - Decisioned 3.3 million applications, highest third quarter volume on record
  - Pricing and credit trends reflect disciplined underwriting and ongoing investments in talent and technology capabilities

		Inc / (Dec) v.	
Key Financials (*$ millions*)	**3Q 21**	**2Q 21**	**3Q 20**
Net financing revenue	$ 1,329	$ (4)	$ 227
Total other revenue	61	-	-
Total net revenue	1,390	(4)	227
Provision for credit losses	53	76	(75)
Noninterest expense[1]	512	12	43
Pre-tax income	$ 825	$ (92)	$ 259
U.S. auto earning assets (*EOP*)	$ 101,239	$ (522)	$ (3,553)
Key Statistics			
Remarketing gains (*$ millions*)	$ 86	$ (42)	$ 16
Average gain per vehicle	$ 2,495	$ (1,189)	$ 58
Off-lease vehicles terminated (*# units*)	34,475	(293)	5,558
Application Volume (*# thousands*)	3,257	(270)	17

Retail Auto Trends



Portfolio Yield (ex. hedge)
Est. Retail Auto Originated Yield (3)
Retail Auto NCO %
7.50%
7.07%
7.25%
7.10%
6.95%
6.81%
7.21%
7.15%
7.10%
6.66%
6.74%
6.66%
6.77%
6.83%
6.83%
6.90%
6.92%
6.84%
1.38%
1.49%
1.44%
0.76%
0.64%
1.01%
0.53%
(0.03%)
0.27%
3Q 19
4Q 19
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21

See page 32 for additional footnotes.

(3) *Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure. See page 31 for details.*

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3Q 2021 Preliminary Results Auto Finance: Agile Market Leader # # # # Leading 1 1 1 1 Bank Retail Auto Insurance Provider Prime Auto Bank Floorplan Dealer Satisfaction (1) (2) (3) (4) Lender Lender Loan Outstandings (F&I, P&C Products) J.D. Power Award Dealer Relationships & Consumer Applications Auto Balance Sheet Trends ($ billions) (5) Retail (EoP) Lease (EoP) Commercial Auto (Avg) U.S. Consumer Applications Active U.S. Dealer Relationships 3Q'21 $88.7 $86.5 20.4K $83.8 $82.9 $83.1 18.7K $11.0 $10.7 17.1K $9.5 $9.6 $9.9 15.6K $77.7 $75.8 ~13M $73.8 $73.5 $73.4 12.1M 12.4K 11.2M 10.1M 9.1M YTD'21 $22.4 $21.3 $21.3 $16.3 $13.9 3.7M 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 2010 2014 2016 2020 2021 Note: Held-for-investment (HFI) asset balances reflect the average daily balance for the quarter. Consumer Origination Mix Consumer Originations (% of $ originations) ($ billions; % of $ originations) 690 687 685 682 683 51% $12.9 55% 56% 56% $12.3 64% $10.2 $9.8 $9.1 53% 55% 13% 14% 13% 51% 14% 50% 48% 10% 36% 31% 31% 30% 26% 26% 25% 29% 27% 29% 11% 9% 9% 10% 10% 21% 20% 23% 22% 21% 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 New Retail Lease Used Nonprime % of Total Retail GM Stellantis Growth Retail Auto - Weighted average FICO See pages 31 and 32 for footnotes and definitions. 17

3Q 2021 Preliminary Results

Insurance

- **Insurance pre-tax income of $24 million and core pre-tax income, excluding the change in fair value of equities of $89 million in 3Q 2021**
  - Loss claims declined YoY driven by favorable weather losses
  - Investment income higher YoY and QoQ reflecting realized gain activity and growth in the $6.4 billion investment portfolio
- **Written premiums of $295 million in 3Q 2021, despite lower industry inventories and unit sales**
  - $242 million in consumer F&I product written premiums, down 10% YoY, impacted by vehicle sales
  - P&C premiums of $53 million continue to be impacted by supply chain disruptions and prevailing vehicle inventory constraints

		Inc / (Dec) v.	
Key Financials ($ millions)	**3Q 21**	**2Q 21**	**3Q 20**
Premiums, service revenue earned and other	$ 282	$ (1)	$ 3
VSC Losses	33	-	(1)
Weather Losses	11	(4)	(15)
Other Losses	25	(1)	(0)
Losses and loss adjustment expenses	69	(5)	(16)
Acquisition and underwriting expenses[2]	204	6	21
Total underwriting income	9	(2)	(2)
Investment income and other (adjusted)[1]	80	24	26
Core pre-tax income[1]	$ 89	$ 22	$ 24
Change in fair value of equity securities[3]	(65)	(85)	(78)
Pre-tax income	$ 24	$ (63)	$ (54)
Total assets (EOP)	$ 9,354	$ (40)	$ 410

Key Statistics - Insurance Ratios	3Q 21	2Q 21	3Q 20
Loss ratio	24.4%	26.3%	30.3%
Underwriting expense ratio	72.0%	70.4%	65.8%
Combined ratio	96.4%	96.7%	96.1%

Insurance Investment Portfolio

($ billions, EOP)



Fixed Income Securities
Equity Securities
Cash & Cash Equivalents and Other
$5.7
$1.4
$0.6
$3.8
$6.3
$1.6
$1.1
$3.6
$6.4
$1.8
$1.0
$3.6
3Q 19
4Q 19
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21

(1) *Represents a non-GAAP financial measure. See page 39 for calculation methodology and details.*

For additional footnotes see page 32.

Insurance Written Premiums

($ millions)



F&I
P&C
$357
$82
$275
$335
$85
$250
$317
$77
$240
$267
$31
$236
$333
$64
$269
$312
$70
$242
$333
$64
$269
$301
$27
$274
$295
$53
$242
3Q 19
4Q 19
1Q 20
2Q 20
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21

F&I: Finance and insurance products. P&C: Property and casualty insurance.

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3Q 2021 Preliminary Results

Corporate Finance

- **Corporate Finance pre-tax income of $61 million, and core pre-tax income, excluding the change in fair value of equities, of $60 million in 3Q 2021**
  - Revenues reflect strong fee income, the QoQ decline in other revenue was driven by elevated 2Q'21 investment gain activity
  - Strong credit performance reflects disciplined approach to underwriting and servicing
- **$6.6 billion HFI loans grew 7% QoQ and 12% YoY**
  - Strong pipeline activity and $4.6 billion of unfunded commitments, positions Ally for ongoing portfolio expansion

Key Financials (*$ millions*)	3Q 21	Inc / (Dec) v. 2Q 21	Inc / (Dec) v. 3Q 20
Net financing revenue	$ 77	$ -	$ 2
Adjusted total other revenue [1]	15	(19)	7
Adjusted total net revenue [1]	92	(19)	9
Provision for credit losses	5	18	4
Noninterest expense[2]	27	(1)	4
Core pre-tax income [1]	$ 60	$ (36)	$ 1
Change in fair value of equity securities [3]	1	2	0
Pre-tax income	$ 61	$ (34)	$ 1
Total assets (EOP)	$ 6,729	$ 483	$ 734

Key Portfolio Metrics

54%	**99.9%**	**~75%**
Asset Based Lending	First Lien	Loans with interest rate floors

Outstandings by Industry (as of 9/30/21)


Services
Manufacturing
Other
Wholesale 2%
Lumber Wood Furnitures & Fixtures 2%
Chemicals & Metals 9%
Other 1%
Paper Printing & Publishing 1%
Other Manufactured Prod. 2%
Food And Beverages 1%
Machinery, Equip. Elect. 6%
Financial Services 33%
Auto & Transportation 8%
Retail Trade 1%
Other Services 17%
Health Services 18%

HFI Loans and Unfunded Commitments

(end of period balances, $ billions)


$3.8
$5.9
$4.1
$6.0
$4.7
$6.3
$4.3
$6.2
$4.6
$6.6
3Q 20
4Q 20
1Q 21
2Q 21
3Q 21
Held-for-investment loans
Unfunded Commitments

(1) Represents a non-GAAP financial measure. See page 39 for calculation methodology and details.
For additional footnotes see page 32.

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3Q 2021 Preliminary Results

Mortgage Finance

- **Mortgage pre-tax income of $6 million in 3Q 2021**
  - Net financing revenue trends reflect ongoing elevated prepayment activity mitigated by increased direct to consumer lending activity
  - Other revenue down QoQ as origination mix shifted from HFS to HFI and gain on sale margins moderated
- **Direct-to-Consumer (DTC) originations of $3.6 billion in 3Q 2021, up 60% QoQ and 176% YoY**
  - 30% of 3Q originations from Ally Bank deposit customers
  - 69% of origination units from refinance activity, up 120% YoY

		Inc / (Dec) v.	
Key Financials ($ millions)	3Q 21	2Q 21	3Q 20
Net financing revenue	$ 36	$ 13	$ 6
Total other revenue	19	(3)	(17)
Total net revenue	$ 55	$ 10	$ (11)
Provision for credit losses	2	2	2
Noninterest expense(1)	47	2	7
Pre-tax income	$ 6	$ 6	$ (20)
Total assets (EOP)	$ 16,328	$ 2,463	$ 825

Mortgage Finance HFI Portfolio	3Q 21	2Q 21	3Q 20
Net Carry Value ($ billions)	$ 16.0	$ 13.6	$ 15.1
Wtd. Avg. LTV/CLTV (2)	57.6%	58.8%	60.3%
Refreshed FICO	776	776	776

Mortgage Finance DTC Originations

($ billions)


$1.3
66%
34%
3Q 20
$1.4
62%
38%
4Q 20
$1.8
58%
42%
1Q 21
$2.2
36%
64%
2Q 21
$3.6
22%
78%
3Q 21
DTC - HFI
DTC - HFS

Mortgage Finance Held-for-Investment Assets

($ billions, EOP)


$15.1
$3.9
$11.2
3Q 20
$14.6
$3.9
$10.7
4Q 20
$12.4
$3.9
$8.5
1Q 21
$13.6
$4.8
$8.8
2Q 21
$16.0
$7.0
$9.0
3Q 21
Bulk
DTC

See page 33 for footnotes

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3Q 2021 Preliminary Results Financial Outlook Structurally more profitable company (1) Core ROTCE Progression YTD’21 Reserve Reduction 20% 20%+ Fair Square Enhanced, Sustainable +100-125bps Return & Growth Profile 15%+ 15%+ ✓ Annual expansion of PPNR and Operating Leverage discipline 12.3% 12.3% 12.0%✓ Expanding NIM (Mid/Hi 3%) 12.0% and Net Financing Revenue 10.0% 9.8% 9.8% 9.4% 9.1%✓ Expanding Other Revenue 9.1% (Mid-$400 / qtr) 7.9% ✓ Normalizing Credit Trends (2) ✓ Consistent Tax Rate (23-24%) 2014 2015 2016 2017 2018 2019 2020 2021 2022-2023 2017 2018 2019 2020 2021 2022 2014 2015 2016 2017 2018 2019 2020 2021 2022 Executing against our long-term strategic objectives (1) Represents a non-GAAP financial measure. See page 37 for details. (2) Assumes statutory U.S. Federal tax rate is unchanged at 21%. 21

3Q 2021 Preliminary Results Strategic Priorities ‘Do It Right’ Culture Leading, adaptable Auto and Insurance and Consumer digitally-based Ally Bank platforms & Commercial Lender Ongoing customer growth and relationship Savings & deepening across scalable platforms Insurance Checking Sustainable growth in evolving and expanded product offerings Servicing Efficient, disciplined risk management and & Customer Investing capital deployment Solutions Payments Long-term execution driving sustainable results PoS & Card and enhanced value Driving enhanced long-term value 22

3Q 2021 Preliminary Results Supplemental 23

3Q 2021 Preliminary Results Supplemental Results by Segment Core pre-tax income Walk Inc / (Dec) v. Segment Detail ($ millions) 3Q 21 2Q 21 3Q 20 2Q 21 3Q 20 Automotive Finance $ 825 $ 917 $ 566 $ (92) $ 259 Insurance 24 87 78 (6 3) (54) Dealer Financial Services $ 849 $ 1,004 $ 644 $ (155) $ 205 Corporate Finance 61 95 60 (3 4) 1 Mortgage Finance 6 - 26 6 (2 0) Corporate and Other (9) (57) (9 8) 48 89 $ (1 35) $ 275 Pre-tax income from continuing operations $ 907 $ 1 ,042 $ 632 (1) Core OID 9 9 9 (0) 0 (2) Change in fair value of equity securities 65 (19) (1 3) 84 78 (3) Repositioning and other 52 70 - (1 8) 52 (1) $ 1,032 $ 1,102 $ 628 $ (6 9) $ 405 Core pre-tax income (1) Represents a non-GAAP financial measure. See pages 39 and 40 for calculation methodology and details. See page 33 for additional footnotes. 24

3Q 2021 Preliminary Results Supplemental Funding Profile Details Funding Mix Deposit Mix Brokered / Other Retail CD MMA/OSA/Checking Deposits Secured Debt FHLB / Other Unsecured Debt 3.00% 7% 6% 8% 3% 7% 1% 8% 12% 2.50% 4% 56% 58% 12% 6% 62% 65% 67% 2.00% 6% 1.50% 90% 82% 74% 1.00% 65% 34% 33% 30% 28% 27% 0.50% 10% 9% 8% 7% 6% 0.00% 3Q 20 4Q 20 1Q 21 2Q 21 3Q21 3Q 18 3Q 19 3Q 20 3Q 21 Note: Totals may not foot due to rounding. Note: Other includes sweep deposits, mortgage escrow and other deposits. (1) Unsecured Long-Term Debt Maturities Wholesale Funding Issuance ($ billions) AART (Ally Bank - Retail Auto) AMOT (Ally Bank - Floorplan) AFIN (AFI-Retail Auto) AART-SN (Ally Bank - Lease) Principal Amount $7.9 $7.3 (2) Maturity Date Coupon Outstanding $0.8 $6.5 ($ billions) $1.8 $0.5 $4.9 2022 4.32 $1.05 $1.4 $4.0 $2.6 $3.5 2023 2.09 $2.00 $2.5 $1.3 2024 4.48 $1.45 $4.6 $3.5 $3.0 $2.4 (3) $1.8 No Deals Issued 6.81 $4.79 2025+ 2015 2016 2017 2018 2019 2020 2021 (1) Excludes retail notes and trust preferred securities; as of 9/30/2021. Term Unsecured Issuance (2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs. $0.0 (3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of $0.0 $0.8 $2.8 $5.4 $0.9 $0.0 January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. 2025+ excludes Trust Preferred securities (excluding OID/issuance costs). Note: Term ABS shown includes funding amounts (notes sold) at new issue and does not include private offerings sold later. Excludes $2.35 billion of preferred equity issued in 2021. 25

Supplemental
3Q 2021 Preliminary Results

Corporate and Other

- **Corporate and Other activity reflects:**
  - Centralized asset and liability management
  - Corporate allocation activities
  - Legacy mortgage portfolio
  - Ally Invest and Ally Lending activities
- **Pre-tax loss of $9 million, up $89 million YoY and $48 million QoQ**
  - Net financing revenue up QoQ and YoY from deposit pricing actions
  - Total other revenue down QoQ and YoY driven by corporate investment gain activity at Ally Ventures in prior periods
- **Total assets of $47.2 billion, down $4.3 billion YoY, driven by lower cash balances**

Key Financials ($ millions)	3Q 21	Inc / (Dec) v. 2Q 21	Inc / (Dec) v. 3Q 20
Net financing revenue	$ 138	$ 39	$ 153
Total other revenue	12	(66)	(28)
Total net revenue	$ 150	$ (27)	$ 125
Provision for credit losses	16	12	(2)
Noninterest expense	143	(87)	38
Pre-tax loss	$ (9)	$ 48	$ 89
Core OID [1]	9	(0)	0
Repositioning and other [2]	52	(18)	52
Change in fair value of equity securities [3]	1	1	1
Core pre-tax income [1]	$ 52	$ 31	$ 141
Cash & securities	$ 40,692	$ (3,512)	$ (5,083)
Held-for-investment loans, net [4]	1,436	136	(116)
Intercompany loan [5]	(898)	(201)	(898)
Other [5]	5,926	(70)	1,791
Total assets	$ 47,156	$ (3,647)	$ (4,306)

Ally Invest Details ($ millions, accounts and trades in thousands)	3Q 21	2Q 21	3Q 20
Net Funded Accounts (self-directed and managed)	502.9	494.6	445.1
Average Customer Trades Per Day	40.8	48.5	58.7
Total Customer Cash Balances	$ 2,175	$ 2,166	$ 1,946
Total Net Customer Assets (self-directed and managed)	$ 16,290	$ 16,444	$ 11,498

Ally Lending (previously HCS)	3Q 21	2Q 21	3Q 20
Gross Originations ($ millions)	$ 362	$ 299	$ 172
Held-for-investment loans ($ millions) (EOP)	$ 836	$ 640	$ 327
Portfolio yield	13.9%	14.4%	17.8%
NCO %	2.8%	3.3%	3.4%

Ally Financial Rating Details

	LT Debt	ST Debt	Outlook	Date
Fitch	BBB-	F3	Stable	3/30/2021
Moody's	Baa3	P-3	Stable	8/27/2021
S&P	BBB-	A-3	Stable	3/25/2021
DBRS	BBB (Low)	R-3	Stable	3/4/2021

Note: Ratings & Outlook as of 9/30/2021. Our borrowing costs & access to the capital markets could be negatively impacted if our credit ratings are downgraded or otherwise fail to meet investor expectations or demands.

(1) Represents a non-GAAP financial measure. See page 39 and 40 for calculation methodology and details. See page 33 for additional footnotes.

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3Q 2021 Preliminary Results Supplemental Interest Rate Risk Sensitivities (1) Net Financing Revenue Sensitivity Analysis ($ millions) 3Q 21 2Q 21 (2) (2) Change in interest rates Gradual Instantaneous Gradual Instantaneous (3) -25 bps $ (27) $ (54) $ (43) $ (96) +100 bps $ 70 $ 53 $ (71) $ (70) Stable rate environment n/m $ (29) n/m $ (27) (1) Net financing revenue impacts reflect a rolling 12-month view. See page 31 for additional details. (2) Gradual changes in interest rates are recognized over 12 months. (3) The -100bps shock has been replaced with a -25bps shock, given low interest rate environment. Model assumes OSA rate near current pricing levels in down shock scenarios. 27

3Q 2021 Preliminary Results Supplemental Deferred Tax Asset (1) (1) Deferred Tax Asset 3Q 21 2Q 21 Gross DTA Valuation Net DTA Net DTA ($ millions) Balance Allowance Balance Balance Net Operating Loss (Federal) $ 7 $ - $ 7 $ 8 Tax Credit Carryforwards 918 (702) 216 266 State/Local Tax Carryforwards 220 (103) 117 121 Other Deferred Tax Assets, net 499 - 499 476 Net Deferred Tax Asset $ 1,644 $ (805) $ 839 $ 871 (1) GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Deferred Tax Asset / (Liability) Utilization ($ millions) Net GAAP DTA Balance Disallowed DTA $871 $839 $249 $137 $77 $75 $48 $36 $20 $18 $17 $2 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Note: 4Q19 to 1Q20 DTA build was significantly impacted by CECL adoption on 1-1-2020. 1Q21, 2Q21 and 3Q21 increase in DTA driven primarily by change in tax depreciation election. 28

3Q 2021 Preliminary Results Fair Square Credit Card Offerings Attractive, customer-centric product offerings No Surprise $0 Fraud Free Annual Benefits & Fees Liability FICO Fee Rewards e.g. No Balance Platinum $0 PPP Transfer Fees 2% Gas, Grocery, Phrmc'y Rewards $0 / $39 PPP 1% Everyw here Else Rewards+ 2% Cash Back $0 PPP Nurses & Educators Optimum 2.5% Cash Back $0 PPP Pilot launched in '21 29

3Q 2021 Preliminary Results Supplemental Notes on Non-GAAP Financial Measures The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Pre-provision net revenue (PPNR) and Core pre-provision net revenue (Core PPNR), Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Adjusted noninterest expense, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management, and we believe are useful to investors in assessing the company’s operating performance and capital. For calculation methodology, refer to the Reconciliation to GAAP later in this document. 1) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity (change in fair value of equity securities impacts the Insurance and Corporate Finance segments), and (3) Repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 39 for calculation methodology and details. 2) Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses and as it is utilized by Federal Reserve's approach to modeling within the Supervisory Stress Test Framework that generally follows U.S. generally accepted accounting principles (GAAP) and includes a calculation of PPNR as a component of projected pre-tax net income. 3) Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning and other primarily related to the extinguishment of high-cost legacy debt and strategic activities and significant other, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value, as applicable for respective periods. See page 34 calculation methodology and details. 4) Tangible Common Equity is a non-GAAP financial measure that is defined as common stockholders’ equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 35 for more details. 5) Core original issue discount (Core OID) amortization expense is a non-GAAP financial measure for OID and is believed by management to help the reader better understand the activity removed from: Core pre-tax income (loss), Core net income (loss) attributable to common shareholders, Adjusted EPS, Core ROTCE, Adjusted efficiency ratio, Adjusted total net revenue, and Net financing revenue (excluding Core OID). Core OID is primarily related to bond exchange OID which excludes international operations and future issuances. Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. See page 40 calculation methodology and details. 6) Core outstanding original issue discount balance (Core OID balance) is a non-GAAP financial measure for outstanding OID and is believed by management to help the reader better understand the balance removed from Core ROTCE and Adjusted TBVPS. Core OID balance is primarily related to bond exchange OID which excludes international operations and future issuances. See page 40 for calculation methodology and details 7) Accelerated issuance expense (Accelerated OID) is the recognition of issuance expenses related to calls of redeemable debt. 30

3Q 2021 Preliminary Results Supplemental Notes on Other Financial Measures 8) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information. 9) Interest rate risk modeling – We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see our SEC filings for more details. 10) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale. 11) U.S. consumer auto originations ▪ New Retail – standard and subvented rate new vehicle loans ▪ Lease – new vehicle lease originations ▪ Used – used vehicle loans ▪ Growth – total originations from non-GM/Stellantis dealers and direct-to-consumer loans. Note: Stellantis N.V. (“Stellantis”) announced January 17, 2021, following completion of the merger of Peugeot S.A. (“Groupe PSA”) and Fiat Chrysler Automobiles N.V. (“FCA”) on January 16, 2021, the combined company was renamed Stellantis. ▪ Nonprime – originations with a FICO® score of less than 620 12) Customer retention rate is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes escheatment. 13) Estimated impact of CECL on regulatory capital per final rule issued by U.S. banking agencies - In December 2018, the FRB and other U.S. banking agencies approved a final rule to address the impact of CECL on regulatory capital by allowing BHCs and banks, including Ally, the option to phase in the day-one impact of CECL over a three-year period. In March 2020, the FRB and other U.S. banking agencies issued an interim final rule that became effective on March 31, 2020 and provided an alternative option for banks to temporarily delay the impacts of CECL, relative to the incurred loss methodology for estimating the allowance for loan losses, on regulatory capital. A final rule that was largely unchanged from the March 2020 interim final rule was issued by the FRB and other U.S. banking agencies in August 2020, and became effective in September 2020. For regulatory capital purposes, these rules permitted us to delay recognizing the estimated impact of CECL on regulatory capital until after a two-year deferral period, which for us extends through December 31, 2021. Beginning on January 1, 2022, we will be required to phase in 25% of the previously deferred estimated capital impact of CECL, with an additional 25% to be phased in at the beginning of each subsequent year until fully phased in by the first quarter of 2025. Under these rules, firms that adopt CECL and elect the five-year transition will calculate the estimated impact of CECL on regulatory capital as the day-one impact of adoption plus 25% of the subsequent change in allowance during the two-year deferral period, which according to the final rule approximates the impact of CECL relative to an incurred loss model. We adopted this transition option during the first quarter of 2020, and plan to phase in the regulatory capital impacts of CECL based on this five-year transition period. 14) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corporate Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 31

3Q 2021 Preliminary Results Supplemental Additional Notes Page – 15 | Ally Bank: Leading, Growing, All-Digital Disruptor (1) Source: FDIC, FFIEC Call Reports and Company filings of branchless banks including Marcus, Discover, American Express, Synchrony. Page – 16 | Auto Finance (1) Noninterest expense includes corporate allocations of $233 million in 3Q 2021, $218 million in 2Q 2021, and $190 million in 3Q 2020. (2) ‘Active U.S. Dealers’ defined as all dealers who utilize one or more of Ally’s products including consumer & commercial lending, SmartAuction or Commercial Services Group and excludes RV Commercial & Consumer lines of business exited in 2Q 2018. Page – 17 | Auto Finance: Agile Market Leader (1) ‘Prime Auto Lender’ - Source: PIN Navigator Data & Analytics, a business division of J.D. Power. The credit scores provided within these reports have been provided by FICO® Risk Score, Auto 08 FICO® is a registered trademark of Fair Isaac Corporation in the United States and other countries. Ally management defines retail auto market segmentation (unit based) for consumer automotive loans primarily as those loans with a FICO® Score (or an equivalent score) at origination by the following: • Super-prime 720+ • Prime 620 - 719 • Nonprime less than 620 (2) ‘Bank Floorplan Lender’ - Source: Company filings, including WFC and HBAN. (3) ‘Retail Auto Loan Outstandings’ - Source: Big Wheels Auto Finance Data 2021. (4) ‘#1 Dealer Satisfaction among Non-Captive Lenders with Sub-Prime Credit’ - Source: J.D. Power. (5) ‘Active U.S. Dealers’ defined as all dealers who utilize one or more of Ally’s products including consumer & commercial lending, SmartAuction or Commercial Services Group and excludes RV Commercial & Consumer lines of business exited in 2Q 2018. Page – 18 | Insurance (2) Acquisition and underwriting expenses includes corporate allocations of $22 million in 3Q 2021, $20 million in 2Q 2021, and $17 million in 3Q 2020. (3) Change in fair value of equity securities impacts the Insurance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Page – 19 | Corporate Finance (2) Noninterest expense includes corporate allocations of $10 million in 3Q 2021, $9 million in 2Q 2021, and $8 million in 3Q 2020. (3) Change in fair value of equity securities impacts the Corporate Finance segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. 32

3Q 2021 Preliminary Results Supplemental Additional Notes Page – 20 | Mortgage Finance (1) Noninterest expense includes corporate allocations of $24 million in 3Q 2021, $21 million in 2Q 2021, and $19 million in 3Q 2020. (2) 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Page – 24 | Results by Segment (2) Change in fair value of equity securities impacts the Insurance, Corporate Finance and Corp/Other segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (3) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. Page – 26 | Corporate and Other (2) Repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods or businesses. (3) Change in fair value of equity securities impacts the Corporate and Other segment. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. (4) HFI legacy mortgage portfolio and HFI Ally Lending portfolio. (5) Intercompany loan related to activity between Insurance and Corporate for liquidity purposes from the wind down of the Demand Notes program. Includes loans held- for-sale. 33

3Q 2021 Preliminary Results Supplemental GAAP to Core Results: Adjusted EPS - Quarterly Adjusted Earnings per Share ( Adjusted EPS ) QUARTERLY TREND 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 Numerator ($ millions) GAAP net income / (loss) attributable to common shareholders $ 683 $ 900 $ 796 $ 687 $ 476 $ 241 $ (319) $ 378 $ 381 $ 582 $ 374 $ 290 $ 374 Discontinued operations, net of tax - (1) - - - 1 - 3 - 2 1 (1) - Core OID 9 9 10 9 9 9 8 8 7 7 7 23 22 Repositioning Items 52 70 - - - 50 - - - - - - - Change in fair value of equity securities 65 (19) (17) (111) (13) (90) 185 (29) 11 (2) (70) 95 (6) Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (26) (13) 1 21 1 17 (41) 4 (4) (1) 13 (25) (3) Significant discrete tax items - (78) - - - - - - - (201) - - - Core net income / (loss) attributable to common shareholders [a] $ 782 $ 868 $ 790 $ 606 $ 473 $ 228 $ (166) $ 364 $ 396 $ 387 $ 325 $ 382 $ 386 Denominator Weighted-average common shares outstanding - (Diluted, thousands) [b] 361,855 373,029 377,529 378,424 377,011 375,762 375,723 383,391 392,604 399,916 405,959 414,750 424,784 Metric GAAP EPS $ 1.89 $ 2.41 $ 2.11 $ 1.82 $ 1.26 $ 0.64 $ (0.85) $ 0.99 $ 0.97 $ 1.46 $ 0.92 $ 0.70 $ 0.88 Discontinued operations, net of tax - (0.00) - - - 0 .00 - 0.01 - 0.01 0 .00 (0.00) - Core OID 0 .03 0 .02 0 .03 0.02 0.02 0 .02 0.02 0.02 0 .02 0 .02 0 .02 0 .06 0 .05 Change in fair value of equity securities 0.18 (0.05) (0.04) (0.29) (0.04) (0.24) 0.49 (0.08) 0 .03 (0.01) (0.17) 0.23 (0.01) Repositioning Items 0.14 0 .19 - - - 0 .13 - - - - - - - Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate) (0.07) (0.03) 0.00 0.06 0 .00 0 .05 (0.11) 0 .01 (0.01) (0.00) 0.03 (0.06) (0.01) Significant discrete tax items - (0.21) - - - - - - - (0.50) - - - Adjusted EPS [a] / [b] $ 2.16 $ 2.33 $ 2.09 $ 1.60 $ 1.25 $ 0.61 $ (0.44) $ 0.95 $ 1.01 $ 0.97 $ 0.80 $ 0.92 $ 0.91 Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adjusts for tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure, as applicable for respective periods. 34

3Q 2021 Preliminary Results Supplemental GAAP to Core Results: Adjusted TBVPS - Quarterly Adjusted Tangible Book Value per Share ( Adjusted TBVPS ) QUARTERLY TREND 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 Numerator ($ billions) GAAP shareholder's equity $ 17.3 $ 17.5 $ 14.6 $ 14.7 $ 14.1 $ 13.8 $ 13.5 $ 14.4 $ 14.5 $ 14.3 $ 13.7 $ 13.3 $ 13.1 less: Preferred equity (2.3) (2.3) - - - - - - - - - - - GAAP common shareholder's equity $ 15.0 $ 15.2 $ 14.6 $ 14.7 $ 14.1 $ 13.8 $ 13.5 $ 14.4 $ 14.5 $ 14.3 $ 13.7 $ 13.3 $ 13.1 Goodwill and identifiable intangibles, net of DTLs (0.4) (0.4) (0.4) (0.4) (0.4) (0.4) (0.4) (0.5) (0.3) (0.3) (0.3) (0.3) (0.3) Tangible common equity 14.6 14.8 1 4.2 14.3 13.7 13.4 13.1 14.0 14.2 1 4.0 1 3.4 13.0 12.8 Tax-effected Core OID balance (assumes 21% tax rate) (0.7) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.8) (0.9) (0.9) (0.9) (0.9) Adjusted tangible book value [a] $ 13.9 $ 14.1 $ 13.4 $ 13.5 $ 12.9 $ 12.6 $ 12.2 $ 13.1 $ 13.3 $ 13.2 $ 12.6 $ 12.1 $ 11.9 Denominator Issued shares outstanding (period-end, thousands) [b] 349,599 362,639 371,805 374,674 373,857 373,837 373,155 374,332 383,523 392,775 399,761 404,900 416,591 Metric GAAP common shareholder's equity per share $ 42.8 $ 41.9 $ 39.3 $ 39.2 $ 37.8 $ 37.0 $ 36.2 $ 38.5 $ 37.7 $ 36.4 $ 34.3 $ 32.8 $ 31.4 Goodwill and identifiable intangibles, net of DTLs per share (1.1) (1.0) (1.0) (1.0) (1.0) (1.0) (1.2) (1.2) (0.7) (0.7) (0.7) (0.7) (0.7) Tangible common equity per share 41.8 4 0.9 3 8.3 3 8.2 3 6.7 35.9 35.0 3 7.3 37.0 35.7 3 3.6 32.1 30.7 Tax-effected Core OID balance (assumes 21% tax rate) per share (2.0) (2.1) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.2) (2.1) (2.1) (2.1) Adjusted tangible book value per share [a] / [b] $ 39.7 $ 38.8 $ 36.2 $ 36.1 $ 34.6 $ 33.7 $ 32.8 $ 35.1 $ 34.7 $ 33.6 $ 31.4 $ 29.9 $ 28.6 Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered, and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure, as applicable for respective periods. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate. Calculated Impact to Adjusted TBVPS from CECL Day-1 1Q 20 Numerator ($ billions) Adjusted tangible book value $ 12.2 CECL Day-1 impact to retained earnings, net of tax 1.0 Adjusted tangible book value less CECL Day-1 impact [a] $ 13.3 Denominator Issued shares outstanding (period-end, thousands) [b] 373,155 Metric Adjusted TBVPS $ 32.8 CECL Day-1 impact to retained earnings, net of tax per share 2.7 Adjusted tangible book value, less CECL Day-1 impact per share [a] / [b] $ 35.5 Ally adopted CECL on January 1, 2020. Upon implementation of CECL Ally recognized a reduction to our opening retained earnings balance of approximately $1.0 billion, net of income tax, which reflects a pre-tax increase to the allowance for loan losses of approximately $1.3 billion. This increase is almost exclusively driven by our consumer automotive loan portfolio. 35

Supplemental

3Q 2021 Preliminary Results

GAAP to Core Results: Core ROTCE - Quarterly

Core Return on Tangible Common Equity ("Core ROTCE")

		QUARTERLY TREND												
		3Q 21	2Q 21	1Q 21	4Q 20	3Q 20	2Q 20	1Q 20	4Q 19	3Q 19	2Q 19	1Q 19	4Q 18	3Q 18
Numerator ($ millions)														
GAAP net income / (loss) attributable to common shareholders		$ 683	$ 900	$ 796	$ 687	$ 476	$ 241	$ (319)	$ 378	$ 381	$ 582	$ 374	$ 290	$ 374
Discontinued operations, net of tax		-	(1)	-	-	-	1	-	3	-	2	1	(1)	-
Core OID		9	9	10	9	9	9	8	8	7	7	7	23	22
Repositioning items		52	70	-	-	-	50	-	-	-	-	-	-	-
Change in fair value of equity securities		65	(19)	(17)	(111)	(13)	(90)	185	(29)	11	(2)	(70)	95	(6)
Tax on Core OID, Repo & change in fair value of equity securities (assumes 21% tax rate)		(26)	(13)	1	21	1	17	(41)	4	(4)	(1)	13	(25)	(3)
Significant discrete tax items & other		-	(78)	-	-	-	-	-	-	-	(201)	-	-	-
Core net income / loss attributable to common shareholders	[a]	$ 782	$ 868	$ 790	$ 606	$ 473	$ 228	$ (166)	$ 364	$ 396	$ 387	$ 325	$ 382	$ 386
Denominator (Average, $ billions)														
GAAP shareholder's equity		$ 17.4	$ 16.1	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4	$ 14.0	$ 13.5	$ 13.2	$ 13.1
less: Preferred equity		(2.3)	(1.2)	-	-	-	-	-	-	-	-	-	-	-
GAAP common shareholder's equity		$ 15.1	$ 14.9	$ 14.7	$ 14.4	$ 14.0	$ 13.7	$ 14.0	$ 14.4	$ 14.4	$ 14.0	$ 13.5	$ 13.2	$ 13.1
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Tangible common equity		$ 14.7	$ 14.5	$ 14.3	$ 14.0	$ 13.6	$ 13.3	$ 13.5	$ 14.1	$ 14.1	$ 13.7	$ 13.2	$ 12.9	$ 12.8
Core OID balance		(0.9)	(1.0)	(1.0)	(1.0)	(1.0)	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)	(1.1)
Net deferred tax asset ("DTA")		(0.9)	(0.6)	(0.1)	(0.1)	(0.1)	(0.2)	(0.1)	(0.0)	(0.1)	(0.1)	(0.2)	(0.4)	(0.4)
Normalized common equity	[b]	$ 12.9	$ 13.0	$ 13.1	$ 12.9	$ 12.4	$ 12.0	$ 12.3	$ 13.0	$ 12.9	$ 12.5	$ 11.9	$ 11.4	$ 11.2
Core Return on Tangible Common Equity	[a] / [b]	24.2%	26.7%	24.1%	18.7%	15.2%	7.6%	-5.4%	11.2%	12.3%	12.4%	10.9%	13.4%	13.7%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.

(2) In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

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Supplemental

3Q 2021 Preliminary Results

GAAP to Core Results: Core ROTCE - Annual

Core Return on Tangible Common Equity ("Core ROTCE")

		FY 2020	FY 2019	FY 2018	FY 2017	FY 2016	FY 2015	FY 2014
Numerator ($ millions)								
GAAP net income / (loss) attributable to common shareholders		$ 1,085	$ 1,715	$ 1,263	$ 929	$ 1,037	$ (1,282)	$ 882
Discontinued operations, net of tax		1	6	-	(3)	44	(392)	(225)
Core OID		36	29	86	71	59	59	186
Repositioning items		50	-	-	-	11	349	187
Change in fair value of equity securities		(29)	(89)	121	-	-	-	-
Tax on Core OID & change in fair value of equity securities *(tax rate 21% starting in 1Q18, 35% prior)*		(1)	13	(43)	(25)	(24)	(139)	(127)
Significant discrete tax items & other		-	(201)	-	119	(84)	22	(103)
Series G actions		-	-	-	-	-	2,350	-
Series A actions		-	-	-	-	1	22	-
Core net income / (loss) attributable to common shareholders	[a]	$ 1,141	$ 1,472	$ 1,427	$ 1,091	$ 1,043	$ 990	$ 800
Denominator (Average, $ billions)								
GAAP shareholder's equity		$ 14.1	$ 13.8	$ 13.4	$ 13.4	$ 13.4	$ 14.4	$ 14.8
Preferred equity		-	-	-	-	(0.3)	(1.0)	(1.3)
Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		(0.4)	(0.4)	(0.3)	(0.3)	(0.2)	(0.0)	(0.0)
Tangible common equity		$ 13.7	$ 13.5	$ 13.1	$ 13.1	$ 12.9	$ 13.4	$ 13.5
Core OID balance		(1.0)	(1.1)	(1.1)	(1.2)	(1.3)	(1.3)	(1.4)
Net deferred tax asset ("DTA")		(0.1)	(0.2)	(0.4)	(0.7)	(1.2)	(1.6)	(1.9)
Normalized common equity	[b]	$ 12.6	$ 12.2	$ 11.6	$ 11.2	$ 10.4	$ 10.5	$ 10.2
Core Return on Tangible Common Equity	[a] / [b]	9.1%	12.0%	12.3%	9.8%	10.0%	9.4%	7.9%

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally's Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share.*

(1) *In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning and other which are primarily related to the extinguishment of high cost legacy debt, strategic activities and significant other one-time items, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions, as applicable for respective periods.*

(2) *In the denominator, GAAP shareholder's equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.*

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Supplemental
3Q 2021 Preliminary Results

GAAP to Core Results: Adjusted Efficiency Ratio - Quarterly

Adjusted Efficiency Ratio		QUARTERLY TREND 3Q 21	2Q 21	1Q 21	4Q 20	3Q 20
Numerator ($ millions)						
GAAP noninterest expense		$ 1,002	$ 1,075	$ 943	$ 1,023	$ 905
Rep and warrant expense		-	-	-	0	-
Insurance expense		(273)	(272)	(253)	(246)	(268)
Repositioning items		-	-	-	-	-
Adjusted noninterest expense for efficiency ratio	[a]	$ 729	$ 803	$ 690	$ 777	$ 637
Denominator ($ millions)						
Total net revenue		$ 1,985	$ 2,085	$ 1,937	$ 1,981	$ 1,684
Core OID		9	9	10	9	9
Repositioning items		52	70	-	-	-
Insurance revenue		(297)	(359)	(394)	(429)	(346)
Adjusted net revenue for the efficiency ratio	[b]	$ 1,749	$ 1,805	$ 1,553	$ 1,561	$ 1,347
Adjusted Efficiency Ratio	[a] / [b]	41.7%	44.5%	44.4%	49.8%	47.3%

Adjusted efficiency ratio *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers.*

(1) *In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning and other which are primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items, as applicable for respective periods.*

(2) *In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 18 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.*

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Supplemental
3Q 2021 Preliminary Results

Non-GAAP Reconciliation – Core Income

3Q 21

($ millions)	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP (1)
Consolidated Ally					
Net financing revenue	$ 1,594	$ 9	$ -	$ -	1,603
Total other revenue	391	-	65	52	507
Provision for credit losses	76	-	-	-	76
Noninterest expense	1,002	-	-	-	1,002
Pre-tax income	$ 907	$ 9	$ 65	$ 52	$ 1,032
Corporate / Other					
Net financing revenue	$ 138	$ 9	$ -	$ -	$ 147
Total other revenue	12	-	1	52	64
Provision for credit losses	16	-	-	-	16
Noninterest expense	143	-	-	-	143
Pre-tax income	$ (9)	$ 9	$ 1	$ 52	$ 52
Insurance					
Premiums, service revenue earned and other	$ 282	$ -	$ -	$ -	$ 282
Losses and loss adjustment expenses	69	-	-	-	69
Acquisition and underwriting expenses	204	-	-	-	204
Investment income and other	15	-	65	-	80
Pre-tax income	$ 24	$ -	$ 65	$ -	$ 89
Corporate Finance					
Net financing revenue	$ 77	$ -	$ -	$ -	$ 77
Total other revenue	16	-	(1)	-	15
Provision for credit losses	5	-	-	-	5
Noninterest expense	27	-	-	-	27
Pre-tax income	$ 61	$ -	$ (1)	$ -	$ 60

2Q 21

($ millions)	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP (1)
Consolidated Ally					
Net financing revenue	$ 1,547	$ 9	$ -	$ -	$ 1,556
Total other revenue	538	-	(19)	70	588
Provision for credit losses	(32)	-	-	-	(32)
Noninterest expense	1,075	-	-	-	1,075
Pre-tax income	$ 1,042	$ 9	$ (19)	$ 70	$ 1,102
Corporate / Other					
Net financing revenue	$ 99	$ 9	$ -	$ -	$ 108
Total other revenue	78	-	(1)	70	147
Provision for credit losses	4	-	-	-	4
Noninterest expense	230	-	-	-	230
Pre-tax income	$ (57)	$ 9	$ (1)	$ 70	$ 21
Insurance					
Premiums, service revenue earned and other	$ 283	$ -	$ -	$ -	$ 283
Losses and loss adjustment expenses	74	-	-	-	74
Acquisition and underwriting expenses	198	-	-	-	198
Investment income and other	76	-	(20)	-	56
Pre-tax income	$ 87	$ -	$ (20)	$ -	$ 67
Corporate Finance					
Net financing revenue	$ 77	$ -	$ -	$ -	$ 77
Total other revenue	33	-	1	-	34
Provision for credit losses	(13)	-	-	-	(13)
Noninterest expense	28	-	-	-	28
Pre-tax income	$ 95	$ -	$ 1	$ -	$ 96

3Q 20

($ millions)	GAAP	Core OID	Change in fair value of equity securities	Repositioning	Non-GAAP (1)
Consolidated Ally					
Net financing revenue	$ 1,200	$ 9	$ -	$ -	$ 1,209
Total other revenue	484	-	(13)	-	471
Provision for credit losses	147	-	-	-	147
Noninterest expense	905	-	-	-	905
Pre-tax income	$ 632	$ 9	$ (13)	$ -	$ 628
Corporate / Other					
Net financing revenue	$ (15)	$ 9	$ -	$ -	$ (6)
Total other revenue	40	-	-	-	40
Provision for credit losses	18	-	-	-	18
Noninterest expense	105	-	-	-	105
Pre-tax income	$ (98)	$ 9	$ -	$ -	$ (89)
Insurance					
Premiums, service revenue earned and other	$ 279	$ -	$ -	$ -	$ 279
Losses and loss adjustment expenses	85	-	-	-	85
Acquisition and underwriting expenses	183	-	-	-	183
Investment income and other	67	-	(13)	-	54
Pre-tax income	$ 78	$ -	$ (13)	$ -	$ 65
Corporate Finance					
Net financing revenue	$ 75	$ -	$ -	$ -	$ 75
Total other revenue	9	-	(1)	-	8
Provision for credit losses	1	-	-	-	1
Noninterest expense	23	-	-	-	23
Pre-tax income	$ 60	$ -	$ (1)	$ -	$ 59

(1) Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 30 for definitions.

Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity.

ally do it right. | 39

3Q 2021 Preliminary Results Supplemental Non-GAAP Reconciliations Net Financing Revenue (ex. Core OID) QUARTERLY TREND ($ millions) 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 GAAP Net Financing Revenue $ 1 ,594 $ 1,547 $ 1,372 $ 1 ,303 $ 1,200 $ 1,054 $ 1 ,146 $ 1,156 $ 1,188 $ 1 ,157 $ 1,132 $ 1,140 $ 1 ,107 Core OID 9 9 10 9 9 9 8 8 7 7 7 23 22 Net Financing Revenue (ex. Core OID) [a] $ 1 ,603 $ 1,556 $ 1 ,382 $ 1,312 $ 1 ,209 $ 1,063 $ 1,154 $ 1 ,164 $ 1,195 $ 1,164 $ 1,139 $ 1 ,163 $ 1,129 Adjusted Other Revenue QUARTERLY TREND ($ millions) 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 GAAP Other Revenue $ 391 $ 538 $ 565 $ 678 $ 484 $ 555 $ 266 $ 487 $ 413 $ 395 $ 466 $ 298 $ 398 Accelerated OID & repositioning items 52 70 - - - - - - - - - - - Change in fair value of equity securities 65 (19) (17) (111) (13) (90) 185 (29) 11 (2) (70) 95 (6) Adjusted Other Revenue [b] $ 507 $ 588 $ 548 $ 567 $ 471 $ 465 $ 451 $ 458 $ 424 $ 393 $ 396 $ 393 $ 392 Adjusted NIE (ex. Repositioning) QUARTERLY TREND ($ millions) 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 GAAP Noninterest Expense $ 1,002 $ 1,075 $ 943 $ 1,023 $ 905 $ 985 $ 920 $ 880 $ 838 $ 881 $ 830 $ 804 $ 807 Repositioning - - - - - (50) - - - - - - - Adjusted NIE (ex. Repositioning) [c] $ 1,002 $ 1,075 $ 943 $ 1 ,023 $ 905 $ 935 $ 920 $ 880 $ 838 $ 881 $ 830 $ 804 $ 807 Core Pre-Provision Net Revenue QUARTERLY TREND ($ millions) 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 Pre-Provision Net Revenue [x]+[y]-[z] 983 1,010 994 958 779 624 492 763 763 671 768 634 698 Core Pre-Provision Net Revenue [a]+[b]-[c] $ 1,108 $ 1 ,070 $ 987 $ 856 $ 775 $ 593 $ 686 $ 742 $ 782 $ 676 $ 705 $ 752 $ 714 Adjusted Total Net Revenue ($ millions) Adjusted Total Net Revenue [a]+[b] $ 2 ,110 $ 2 ,145 $ 1,930 $ 1 ,879 $ 1 ,680 $ 1,528 $ 1,606 $ 1,622 $ 1,620 $ 1,557 $ 1 ,535 $ 1 ,556 $ 1,521 Original issue discount amortization expense QUARTERLY TREND ($ millions) 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 (1) Core original issue discount (Core OID) amortization expense $ 9 $ 9 $ 10 $ 9 $ 9 $ 9 $ 8 $ 8 $ 7 $ 7 $ 7 $ 23 $ 22 Other OID 3 3 3 3 3 4 3 3 3 3 3 2 4 GAAP original issue discount amortization expense $ 12 $ 12 $ 12 $ 13 $ 12 $ 12 $ 11 $ 11 $ 11 $ 10 $ 10 $ 26 $ 25 Outstanding original issue discount balance QUARTERLY TREND ($ millions) 3Q 21 2Q 21 1Q 21 4Q 20 3Q 20 2Q 20 1Q 20 4Q 19 3Q 19 2Q 19 1Q 19 4Q 18 3Q 18 Core outstanding original issue discount balance (Core OID balance) $ (900) $ (952) $ (1,018) $ (1,027) $ (1,037) $ (1,046) $ (1,055) $ (1,063) $ (1,071) $ (1,078) $ (1,085) $ (1,092) $ (1,115) Other outstanding OID balance (29) (32) (34) (37) (48) (46) (34) (37) (40) (44) (39) (43) (46) GAAP outstanding original issue discount balance $ (929) $ (983) $ (1,052) $ (1,064) $ (1,084) $ (1,092) $ (1,089) $ (1,100) $ (1,111) $ (1,122) $ (1,125) $ (1,135) $ (1,161) Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Core pre-provision net revenue (Core PPNR) is a non-GAAP financial measure calculated by adjusting Core pre-tax income to add back provision for credit losses. Management believes that Core PPNR is a helpful financial metric because it enables the reader to assess the core business' ability to generate earnings to cover credit losses ‘Repositioning’ is primarily related to the extinguishment of high-cost legacy debt, strategic activities and significant other one-time items. 40